Exhibit 24

                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Luqman Arnold, Hugo Schaub and Robert Mills, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of securities in connection with the employee benefit plans set forth on Annex A hereto, to sign any and all amendments to such registration statements, to sign any abbreviated registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same,  with all exhibits  thereto and other  documents in connection  therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures                                       Title                                       Date
/s/ Marcel Ospel                President and Group Chief Executive Officer           October 23, 2000
---------------------------     (Principal Executive Officer)
Marcel Ospel


/s/ Luqman Arnold               Chief Financial Officer                               October 26, 2000
---------------------------
Luqman Arnold


/s/ Hugo Schaub                 Group Controller and Member of Group                  October 24, 2000
---------------------------     Managing Board
Hugo Schaub


/s/ Alex Krauer                 Member of Board of Directors                          October 26, 2000
---------------------------
Alex Krauer


/s/ Alberto Togni               Member of Board of Directors                          October 26, 2000
---------------------------
Alberto Togni


/s/ Markus Kundig               Member of Board of Directors                          October 26, 2000
---------------------------
Markus Kundig



/s/ Peter Bockli                Member of Board of Directors                          October 24, 2000
---------------------------
Peter Bockli


/s/ Eric Honegger               Member of Board of Directors                          October 25, 2000
---------------------------
Eric Honegger


/s/ Rolf A. Meyer               Member of Board of Directors                          October 25, 2000
---------------------------
Rolf A. Meyer


/s/ Hans Peter Ming             Member of Board of Directors                          October 27, 2000
---------------------------
Hans Peter Ming


                                Member of Board of Directors                          __________, 2000
---------------------------
Andreas Reinhart

                                                                         ANNEX A

UBS AG / Paine Webber Group Inc. Replacement Stock Plan
Paine Webber Group Inc. Equity Plus Program
PaineWebber 401(k) Plus Plan
PaineWebber Puerto Rico Savings Plus Plan
2000 Key Executive Equity Program
UBS AG Omnibus Stock Plan
UBS AG Equity Incentive Program
Any other employee benefit plan adopted by UBS AG or PaineWebber Inc. prior to the date of this Power of Attorney.